Exhibit (c)
The latest annual budget for the Registrant as set forth in the Program Document for 2006-2009
(Documento di Programmazione Economico-Finanziaria per gli anni 2006-2009), dated July 15, 2005, filed in paper format under cover of Form SE on November 16, 2005